EXHIBIT 99.1
JOINT FILING AGREEMENT
The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

/s/ Vinod Khosla
Vinod Khosla

VK SERVICES, LLC
By:	/s/ Vinod Khosla
Vinod Khosla, Manager

KHOSLA VENTURES ASSOCIATES II, LLC
By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES ASSOCIATES III, LLC
By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES II, L.P.
By:	Khosla Ventures Associates II, LLC, a
Delaware limited liability company and
general partner of Khosla Ventures II, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES III, L.P.
By:	Khosla Ventures Associates III, LLC, a
Delaware limited liability company and
general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

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